UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 22, 2004

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26130	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive San Jose, CA 95134 (408) 570-9700 (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     Trilogy Software, Inc. and Trilogy Development Group, Inc., Plaintiffs, v. Selectica, Inc., Defendant, Action No. 2-04CV-160, in the United States District Court for the Eastern District of Texas. On April 22, 2004, Trilogy Software, Inc. and Trilogy Development Group, Inc. (the “Plaintiffs”) filed a complaint alleging patent infringement against Selectica, Inc. (the “Registrant”). The Registrant is currently evaluating the merits of this complaint.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: May 5, 2004	By:	/s/ Stephen Bennion

Stephen Bennion Chief Executive Officer (Interim), Chief Financial Officer and Secretary

DATE: May 5, 2004	By:	/s/ Stephen Hsu

Stephen Hsu Vice President of Finance and Controller